UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 23, 2019

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BROOKLINE BANCORP INC

(Exact name of registrant as specified in its charter)

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Delaware	0-23695	04-3402944
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

131 Clarendon Street

Boston, Massachusetts 02116

(Address of Principal Executive Offices) (Zip Code)

((617)) 425-4600

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	BRKL	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company,indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On October 23, 2019, the Board of Directors of the Company issued a press release announcing its earnings for the quarter ended September 30, 2019. Additionally, the Company announced the approval by its Board of Directors of an increase to the regular quarterly dividend from $0.11 to $0.115 per share, payable on November 22, 2019 to stockholders of record on November 8, 2019. A copy of that press release is filed herewith as Exhibit 99.1 and is hereby incorporated by reference herein.

Item 8.01. Other Events.

In addition, on October 23, 2019, Brookline Bank (“Brookline”) and First Ipswich Bank (“First Ipswich”), both wholly-owned subsidiaries of the Company, entered into a Merger Agreement pursuant to which First Ipswich will merge with and into Brookline with Brookline as the surviving institution. Brookline anticipates closing the transaction in the first quarter of 2020. There are no branch closings as part of this charter consolidation.

Item 9.01. Financial Statements and Exhibits.
99.1	Press release of Brookline Bancorp, Inc. reporting earnings and dividend approval, issued October 23, 2019
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKLINE BANCORP INC

Date: October 23, 2019	By:	/s/ Carl M. Carlson
Carl M. Carlson
Chief Financial Officer

EXHIBIT INDEX

The following exhibits are furnished as part of this report:

Exhibit No.	Description

99.1	Press Release dated October 23, 2019
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)